Acquisition of Heartland Bancshares, Inc. February 27, 2025 2025

2ACQUISITION OF HEARTLAND BANCSHARES, INC. Cautionary Notice Regarding Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning, and protections, of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in Seacoast Banking Corporation of Florida’s (the “Company”) markets, and improvements to reported earnings that may be realized from cost controls, tax law changes, new initiatives and for integration of banks that the Company has acquired, or expects to acquire, including Heartland Bancshares, Inc. (“Heartland”), as well as statements with respect to the Company's objectives, strategic plans, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements. Forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates and intentions about future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond the Company’s control, and which may cause the actual results, performance or achievements of the Company or Seacoast National Bank to be materially different from f u t u r e results, performance or achievements expressed or implied by such forward-looking statements. You should not expect the Company to update any forward-looking statements. All statements other than statements of historical fact could be forward-looking statements. You can identify these forward- looking statements through the use of words such as "may", "will", "anticipate", "assume", "should", "support", "indicate", "would", "believe", "contemplate", "expect", "estimate", "continue", "further", "plan", "point to", "project", "could", "intend", "target" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the impact of current or future economic and market conditions generally (including seasonality) and in the financial services industry, nationally and within the Company’s primary market areas, including the effects of inflationary pressures, changes in interest rates, slowdowns in economic growth, and the potential for high unemployment rates, as well as the financial stress on borrowers and changes to customer and client behavior and credit risk as a result of the foregoing; potential impacts of adverse developments in the banking industry including those highlighted by high-profile bank failures, and resulting impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto (including increases in the cost of our deposit insurance assessments), the Company's ability to effectively manage its liquidity risk and any growth plans, and the availability of capital and funding; governmental monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve, as well as legislative, tax and regulatory changes including overdraft and late fee caps (if implemented), and including those that impact the money supply and inflation; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest rate sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; changes in accounting policies, rules and practices; changes in retail distribution strategies, customer preferences and behavior generally and as a result of economic factors, including heightened or persistent inflation; changes in the availability and cost of credit and capital in the financial markets; changes in the prices, values and sales volumes of residential and commercial real estate, especially as they relate to the value of collateral supporting the Company’s loans; the Company’s concentration in commercial real estate loans and in real estate collateral in Florida; the Company’s ability to comply with any regulatory requirements and the risk that the regulatory environment may not be conducive to or may prohibit or delay the consummation of future mergers and/or business combinations, may increase the length of time and amount of resources required to consummate such transactions, and may reduce the anticipated benefit; inaccuracies or other failures from the use of models, including the failure of assumptions and estimates, as well as differences in, and changes to, economic, market and credit conditions; the impact on the valuation of the Company’s investments due to market volatility or counterparty payment risk, as well as the effect of a decline in stock market prices on our fee income from our wealth management business; statutory and regulatory dividend restrictions; increases in regulatory capital requirements for banking organizations generally; the risks of mergers, acquisitions and divestitures, including the Company’s ability to continue to identify acquisition targets, successfully acquire and integrate desirable financial institutions and realize expected revenues, revenue synergies and expense savings; changes in technology or products that may be more difficult, costly, or less effective than anticipated; the Company’s ability to identify and address increased cybersecurity risks, including those impacting vendors and other third parties which may be exacerbated by developments in generative artificial intelligence; fraud or misconduct by internal or external parties, which the Company may not be able to prevent, detect or mitigate; inability of the Company’s risk management framework to manage risks associated with the Company’s business; dependence on key suppliers or vendors to obtain equipment or services for the business on acceptable terms; reduction in or the termination of the Company’s ability to use the online- or mobile-based platform that is critical to the Company’s business growth strategy; the effects of war or other conflicts, acts of terrorism, natural disasters, including hurricanes in the Company’s footprint, health emergencies, epidemics or pandemics, or other catastrophic events that may affect general economic conditions and/or increase costs, including, but not limited to, property and casualty and other insurance costs; the Company’s ability to maintain adequate internal controls over financial reporting; potential claims, damages, penalties, fines, costs and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions; the risks that deferred tax assets could be reduced if estimates of future taxable income from the Company’s operations and tax planning strategies are less than currently estimated, the results of tax audit findings, challenges to our tax positions, or adverse changes or interpretations of tax laws; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, non-bank financial technology providers, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions; the failure of assumptions underlying the establishment of reserves for expected credit losses; a deterioration of the credit rating for U.S. long-term sovereign debt, actions that the U.S. government may take to avoid exceeding the debt ceiling, and uncertainties surrounding the federal budget and economic policy, including the impact of tariffs and trade policies; the risk that balance sheet, revenue growth, and loan growth expectations may differ from actual results; and other factors and risks described and in any of the Company's subsequent reports filed with the SEC and available on its website at www.sec.gov. The risks relating to the proposed Heartland merger include, without limitation, failure to obtain the approval of shareholders of Heartland in connection with the merger; the timing to consummate the proposed merger; the risk that a condition to the closing of the proposed merger may not be satisfied; the risk that a regulatory approval that may be required for the proposed merger is not obtained or is obtained subject to conditions that are not anticipated; the parties' ability to achieve the synergies and value creation contemplated by the proposed merger; the parties' ability to promptly and effectively integrate the businesses of the Company and Heartland, including unexpected transaction costs, the costs of integrating operations, severance, professional fees and other expenses; the diversion of management time on issues related to the merger; the failure to consummate or any delay in consummating the merger for other reasons; changes in laws or regulations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers and employees by competitors; the difficulties and risks inherent with entering new markets. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in the Company’s annual report on Form 10-K for the year ended December 31, 2024 under “Special Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors”, and otherwise in the Company’s SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at www.sec.gov.

3ACQUISITION OF HEARTLAND BANCSHARES, INC. Important Information For Investors And Shareholders The Company will file with the SEC a registration statement on Form S-4 containing a proxy statement of Heartland and a prospectus of the Company, and the Company will file other documents with respect to the proposed transaction. A definitive proxy statement/prospectus will be mailed to shareholders of Heartland. Investors and shareholders of the Company and Heartland are urged to read the entire proxy statement/prospectus and other documents that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information. Investors and shareholders will be able to obtain free copies of the registration statement and proxy statement/prospectus (when available) and other documents filed with the SEC by the Company through the website maintained by the SEC at https://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s internet website or by contacting the Company. Heartland and its directors and executive officers and other members of management and employees may be considered participants in the solicitation of proxies in connection with the proposed merger. Information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Florida Continues its Strong Economic Growth Trajectory

#1

Florida was the top state for net in-migration in 2024

7.7%

Florida's population grew 7.7% from 2020 to 2025, the highest during that span

10.7%

Projected household income growth from 2025 to 2030 in the state of Florida



Population (Millions)
10.1
11.1
11.2
11.8
12.5
13.0
19.4
23.2
31.2
38.9
MI
NC
GA
OH
IL
PA
NY
FL
TX
CA



Expected 2025-'30 Population Growth (%)
4.4
4.6
4.8
4.8
4.9
5.0
5.6
6.0
6.0
6.5
AZ
SD
NC
MT
UT
DE
TX
FL
SC
ID

As the **largest publicly-traded community bank** with a dedicated Florida footprint, Seacoast has developed the bank to meet the **unique needs of all Floridians.**

Despite the historic net in-migration experienced in the wake of COVID-19, Florida is still **poised for rapid expansion** from continued economic and demographic trends.

Legacy Wall Street firms are starting large operations in Tampa and Miami and Vanderbilt University is planning to build a new business school in West Palm Beach focused on **key growth industries like fintech, cyber security, data analytics and AI**.

An investment in Heartland Bancshares, Inc. supports **commitment to Floridians**, where we leverage our deep set of retail and community banking expertise across Florida's diversified markets.

Sources: US Census data as analyzed by National Association of Realtors; The Florida Legislature Office of Economic & Demographic Research; S&P Capital IQ Pro

SeacoastBank ACQUISITION OF HEARTLAND BANCSHARES, INC. 4

“Pure Play” Florida Bank with Opportunities for Continued In-State Growth

Institution (ST)	Rank (#)	Deposits ($M)	Branch Count (#)	Market Share (%)
	Florida Deposit Market Share[1]			
BankUnited Inc.	1	$21,512	50	19.2%
SouthState Corp.	2	13,821	90	12.3%
Pro Forma		**12,749**	**81**	**11.3%**
Seacoast Banking Corp. of FL	**3**	**12,121**	**77**	**10.8%**
Amerant Bancorp Inc.	4	7,321	20	6.5%
Ocean Bankshares Inc.	5	5,562	24	5.0%
First Federal Bancorp MHC	6	3,421	24	3.0%
Villages Bancorp Inc.	7	3,269	20	2.9%
Capital City Bank Group Inc.	8	3,239	55	2.9%
Banesco USA	9	2,894	6	2.6%
FineMark Holdings Inc.	10	2,679	10	2.4%
...	...	...	...	...
Heartland Bancshares Inc.	**33**	**628**	**4**	**0.6%**
Total For Institutions In Market		**$112,329**	**687**	**100.0%**


Seacoast
BANKING CORPORATION OF FLORIDA
1
Public
“Pure Play”
Florida Bank 2
Seacoast
BANKING CORPORATION OF FLORIDA
BankUnited
SouthState
3
Public Florida Headquartered Banks With Total Assets Greater Than $10 Billion
105
Nationwide Public Banks with Total Assets Greater Than $10 Billion
120
Nationwide Public and Private Banks with Total Assets Greater Than $10 Billion

Public and Private Florida Banks[3]

Asset Size	Total	Traded on NASDAQ & NYSE
< $500M	35	0
$500M - $1B	19	1
$1B - $5B	18	4
$5B - $10B	2	1
$10B - $30B	1	1
> $30B	3	2
Total	**78**	**9**

Florida’s economic strength is evident. Individual and business migration to Florida has surged, and the economy has diversified across finance and technology.

1. Deposit market share for Florida-based banks as of June 30, 2024. Excludes EverBank Financial Corp. and Raymond James Financial Inc.
2. Includes US chartered subsidiaries of foreign banking organizations.
3. Defined as having all branch locations in the state of Florida.

Sources: S&P Capital IQ Pro; FDIC

SeacoastBank ACQUISITION OF HEARTLAND BANCSHARES, INC. 5

6ACQUISITION OF HEARTLAND BANCSHARES, INC. Continuing to Build a Florida Bank of Scale Through Successful M&A and Organic Growth 78% 94% 82% 85% 88% 100% 93% 94% 78% 82% 100% 95% 22% 6% 18% 15% 12% 7% 6% 22% 18% 5% $3.1 $3.5 $4.7 $5.8 $6.7 $7.1 $8.3 $9.7 $12.1 $14.6 $15.2 $15.9 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 Pro Forma³ Mkt Share FL Mkt Share² #32 #10 #20 #4 #15 #3 Organic Assets ($B) M&A Acquired Assets ($B)¹ 1. Acquired assets reflects target’s publicly available financials from quarter prior to closing. 2. Deposit market share for Florida-based banks as of June 30 every year; Excludes EverBank Financial Corp. and Raymond James Financial Inc. 3. Pro forma for total assets in 2024Q4. Sources: S&P Capital IQ Pro; FDIC

7ACQUISITION OF HEARTLAND BANCSHARES, INC. Heartland Acquisition Establishes Highlands County Presence with #1 Deposit Market Share Heartland Branches (4) Highlands County Seacoast Branches (77) Counties with Seacoast Customers Counties with Seacoast Branches* * Seacoast maintains banking centers, ATMs, and/or loan production offices (LPOs) including an LPO in Atlanta, GA 1. Deposit data as of June 30, 2024 Sources: S&P Capital IQ Pro; FDIC Population Median HH Income County Proj. '25-'30 Growth Proj. '25-'30 Growth Highlands County, FL 3.6% 8.3% Florida 6.0% 10.7% Nationwide 2.4% 8.8% Highlands County, FL Deposit Market Share¹ Branch Market Rank Deposits Count Share Institution (ST) (#) ($000) (#) (%) Heartland Bancshares Inc. (FL) 1 $627,676 4 31.3% SouthState Corp. (FL) 2 267,916 3 13.4% Wells Fargo & Co. (CA) 3 247,829 2 12.4% Truist Financial Corp. (NC) 4 244,757 3 12.2% Crews Banking Corp. (FL) 5 241,821 2 12.1% Bank of America Corporation (NC) 6 221,826 1 11.1% The Toronto-Dominion Bank 7 90,550 1 4.5% FSBH Corp. (FL) 8 59,864 1 3.0% Total For Institutions In Market $2,002,239 17 100.0% Pro Forma Branch Footprint Highlands County, FL Deposit Market Share

• Heartland has achieved stable growth funded by consistent retained earnings without needing to raise capital since being established in 1999 • The bank is proud to support the community and local organizations • Organized by local business leaders, decisions affecting customers are made by directors and employees with deep roots in the communities they serve 8ACQUISITION OF HEARTLAND BANCSHARES, INC. Overview of Heartland Bancshares, Inc. $734 million Assets 1.63% ROAA 25% Loan / Deposit Ratio $161 million Loans 3.37% Net Interest Margin 0.04% NPAs / Assets $641 million Deposits 19.8% ROAE 1.67% Cost of Funds • Heartland Bancshares, Inc. was incorporated in 1999 and is the holding company for Heartland National Bank, headquartered in Sebring, Florida Heartland Financial Highlights¹ 1. Bank level call report data as of and for the year ended December 31, 2024. Source: S&P Capital IQ Pro • Experienced commercial and mortgage lending team with superior knowledge of local markets

9ACQUISITION OF HEARTLAND BANCSHARES, INC. Overview of Highlands County, FL Market Highlights • The major sectors for job opportunities in Highlands County are in the Healthcare and Social Assistance, Retail Trade, Construction and Educational Services fields. • More than 86 percent of Florida’s population is located within a two-hour radius of Highlands County (over 18 million people). • A talent pipeline of more than 22,000 students is available within a one-hour drive and more than 190,000 students are within a two-hour drive. Highlands County is home to South Florida State College and in close proximity to five other colleges / universities. • Overall cost of living advantage of 10 to 15 percent compared to nearby metro areas. Highlands County offers an advantage in low labor costs and competitive real estate options. Major Area Employers 7.1% Population Growth Since 2020 8.3% Projected Household Income Growth Source: Highlands County, FL Economic Development, S&P Capital IQ Pro

10ACQUISITION OF HEARTLAND BANCSHARES, INC. Historically Low Deposit Costs and Attractive Beta Throughout the Cycle 0.12 0.10 0.12 0.17 0.37 0.84 1.10 1.31 1.52 1.55 1.58 1.67 1.65 0.08 0.33 1.68 3.08 4.33 4.83 5.12 5.33 5.33 5.33 5.33 4.83 4.33 0.06 0.06 0.06 0.09 0.21 0.77 1.38 1.79 2.00 2.19 2.31 2.34 2.08 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2021 2022 2023 2024 Heartland Cost of Deposits (%) Fed Funds Rate (%) SBCF Cost of Deposits (%) ~$30,000 Average Deposit Account Balance ~22,000 Number of Deposit Accounts 1.65% Q4’24 Cost of Total Deposits 22.7% 24.3% 66.7% 63.7% 4.3% 4.7% 6.3% 7.3% 12/31/21 12/31/24 Noninterest Bearing Non-Time Interest Bearing CDs < $250K CDs > $250K Source: S&P Capital IQ Pro Heartland Deposit Beta: ~36% Seacoast Deposit Beta: ~48% Stable Deposit Mix with Limited Migration During Rate Cycle Further Improving Seacoast’s Strong Deposit Franchise Non-Time Deposits: 89.4% Non-Time Deposits: 88.0% ~36% Deposit Beta Heartland Deposit Portfolio Highlights ~9 Years Age of Average Non-time Deposit Account $0 Brokered Deposits

A Financially Compelling Acquisition that Fits with Established Seacoast M&A Strategy

Strategic Rationale

- Partnering with a bank with a **shared philosophy and culture**
- Entering the Sebring market **ranked #1 in deposit market share**
- Acquiring a **strong core deposit franchise**
- Leveraging **significant excess liquidity**
- Integrating an institution of **easily digestible size**
- Maintaining a **well capitalized balance sheet**
- Inheriting an exceptionally **clean credit portfolio**
- Conservative modeling and balance sheet restructuring drives **EPS accretion with low execution risk**

Structure and Deal Value

- Consideration Mix: **50% Stock / 50% Cash**
- Deal Price per Share: **$141.96**
- Transaction Value: **$109.7 million**
- Price / TBVPS: **163%**
- Price to LTM Earnings: **9.3x**
- Price to 2025E Earnings + Restructuring + Cost Saves: **5.3x** [1]

Desirable Earnings Profile

Standalone vs. Pro Forma Performance



2026E ROAA
1.03%
1.08%
Standalone
Pro Forma
2026E ROATCE
11.6%
12.7%
Standalone
Pro Forma

Attractive Key Financial Results

EPS and TBV per Share Impact

~7.0% 2026E EPS Accretion

~6.9% 2027E EPS Accretion

~2.4% TBVPS Dilution at Close

2.25 Years TBVPS Earnback

~25% Internal Rate of Return

Remain Well Capitalized

Estimated Ratios at Closing

~9.4% TCE / TA

~10.6% Leverage Ratio

~14.0% CET1 Ratio

~16.0% TRBC Ratio

1. Reflects Seacoast management estimate of Heartland 2025 estimated earnings, fully-phased in cost savings of 25%, and incremental earnings benefit of anticipated balance sheet restructuring.

Note: Pro forma impact is inclusive of all purchase accounting adjustments, merger costs, CECL provision expense, and balance sheet restructuring. Market data as of February 26, 2025.

Source: S&P Capital IQ Pro

SeacoastBank ACQUISITION OF HEARTLAND BANCSHARES, INC. 11

Appendix 12ACQUISITION OF HEARTLAND BANCSHARES, INC.

Transaction Structure and Key Terms

Structure and Consideration	• Heartland Bancshares, Inc. and Heartland National Bank to merge with and into Seacoast Banking Corporation of Florida and Seacoast Bank • 50% stock / 50% cash consideration • Each share exchanged for stock to receive 4.9164 shares of Seacoast common stock • Each share exchanged for cash to receive $147.10 • Approximately 98% Seacoast / 2% Heartland ownership
Price Protection Collar	• 15% collar on fixed exchange ratio, based on Seacoast stock price performance relative to $29.92 benchmark stock price (illustrated on page 14) • Seacoast walkaway right if Seacoast stock falls more than 20% from benchmark stock price and Heartland doesn't agree to fix the exchange ratio
One-Time Merger Costs	Pre-tax, merger costs of $12.3 million
Cost Savings	Anticipated cost savings of 25% of Heartland's non-interest expense base, 75% realized in Q4'25
Securities Repositioning	• Balance sheet repositioning of approximately $550 million of Heartland cash and securities into higher yielding assets • $412 million of securities pre-purchased with taxable equivalent yield of 5.7%
Loan Mark and CECL Assumptions	$6.6 million (4.0%) gross loan mark on Heartland's loan portfolio at close, consisting of the following components: • $3.7 million, interest rate mark at close (~2.3% of loan value) accreted into earnings over time • $2.4 million, non-PCD loan credit mark at close (~1.6% of loan value) accreted into earnings over time • $0.5 million, PCD loan credit mark at close recorded as allowance for credit losses Additional estimated $2.3 million for CECL Day 2 Provision for non-PCD loans
Other Fair Value Market Adjustments	• Core deposit intangible assumed to equal 4.0% of Heartland's core deposits, amortized SYD over 10 years • Fixed asset write-up of $2.5 million (benefit to equity) • Total liabilities write-down of $0.2 million (benefit to equity)
Approvals and Timing	• Subject to Heartland shareholder approval and customary regulatory approvals • Anticipated closing in the third quarter of 2025

SeacoastBank ACQUISITION OF HEARTLAND BANCSHARES, INC. 13

Collar Mechanism Provides Price Protection and Upside if SBCF Stock Price Improves

				50% Stock / 50% Cash per Share						
	% Change in SBCF Stock Price	Implied SBCF Stock Price	Applicable Exchange Ratio (100% Stock)	Applicable Exchange Ratio (50% Stock)	Stock Deal Price per Share	Cash Deal Price per Share	CIRCLE Deal Price per Share	TBV Dilution at Closing	EPS Accretion FY'26E	TBV Dilution Earnback Period
SBCF Stock Price is Above $34.41 *Fixed Price, Floating Exchange*	**25.0%**	$37.40	4.5231x	2.2616x	$84.58	$73.55	**$158.13**	**(2.2%)**	**7.2%**	**Year 2.25**
	20.0%	$35.90	4.7116x	2.3558x	$84.58	$73.55	**$158.13**	**(2.3%)**	**7.1%**	**Year 2.25**
	15.0%	$34.41	4.9164x	2.4582x	$84.58	$73.55	**$158.13**	**(2.4%)**	**7.0%**	**Year 2.25**
SBCF Stock Price is $25.43 - $34.41 *Fixed Exchange Ratio, Deal Price Fluctuates with SBCF Stock Price*	**10.0%**	$32.91	4.9164x	2.4582x	$80.90	$73.55	**$154.45**	**(2.4%)**	**7.0%**	**Year 2.25**
	5.0%	$31.42	4.9164x	2.4582x	$77.23	$73.55	**$150.78**	**(2.4%)**	**7.0%**	**Year 2.25**
	0.0%	$29.92	4.9164x	2.4582x	$73.55	$73.55	**$147.10**	**(2.4%)**	**7.0%**	**Year 2.25**
	(5.0%)	$28.42	4.9164x	2.4582x	$69.87	$73.55	**$143.42**	**(2.4%)**	**7.0%**	**Year 2.25**
	(10.0%)	$26.93	4.9164x	2.4582x	$66.20	$73.55	**$139.75**	**(2.4%)**	**7.0%**	**Year 2.25**
SBCF Stock Price is $23.94 - $25.42 *Fixed Price, Floating Exchange*	**(15.0%)**	$25.43	4.9164x	2.4582x	$62.52	$73.55	**$136.07**	**(2.4%)**	**7.0%**	**Year 2.25**
	(20.0%)	$23.94	5.2237x	2.6119x	$62.52	$73.55	**$136.07**	**(2.5%)**	**6.9%**	**Year 2.50**
SBCF Stock Price is Below $23.94 *SBCF Termination Right if Heartland Does Not Fix Exchange Ratio*	**(25.0%)**	$22.44	5.2237x	2.6119x	$58.61	$73.55	**$132.16**	**(2.5%)**	**6.9%**	**Year 2.50**
	(30.0%)	$20.94	5.2237x	2.6119x	$54.70	$73.55	**$128.25**	**(2.5%)**	**6.9%**	**Year 2.50**
	(35.0%)	$19.45	5.2237x	2.6119x	$50.80	$73.55	**$124.35**	**(2.5%)**	**6.9%**	**Year 2.50**

SeacoastBank ACQUISITION OF HEARTLAND BANCSHARES, INC. 14

Conservative Balance Sheet Poised for Accretive Repositioning Post-Closing 15ACQUISITION OF HEARTLAND BANCSHARES, INC. Lo an C om po si tio n D ep os it Co m po si tio n Transaction 49.2% Savings & MMDA 37.6% Retail Time 4.9% Jumbo Time 8.3% $12.2B 4Q’24 Cost: 2.08% Transaction 46.9% Savings & MMDA 41.1% Retail Time 4.7% Jumbo Time 7.3% $641M 4Q’24 Cost: 1.65% Transaction 49.1% Savings & MMDA 37.8% Retail Time 4.9% Jumbo Time 8.3% $12.9B 4Q’24 Cost: 2.06% 1. Does not include fair value / purchase accounting adjustments. Note: Financial data as of December 31, 2024. Seacoast loan and deposit totals, ratios, yields, and costs reflect GAAP data. SBCF loan and deposit compositions reflect bank level Call Report data. Heartland financial data reflects bank level Call Report data. Source: S&P Capital IQ Pro 1-4 Family 27.2% Multifamily 2.9% CRE 45.3% C&D 6.3% C&I 14.4% Consumer 2.0% Other 1.9% 4Q’24 Yield: 5.93% CRE Ratio: 224% $10.3B L/D: 84% 1-4 Family 35.5% Multifamily 1.6% CRE 29.9% C&D 6.3% C&I 8.7% Consumer 3.4% Other 14.6% 1-4 Family 27.3% Multifamily 2.8% CRE 45.1% C&D 6.3% C&I 14.4% Consumer 2.0% Other 2.1% $10.5B L/D: 81% Pro Forma¹ 4Q’24 Yield: 5.94% CRE Ratio: 222% 4Q’24 Yield: 6.59% CRE Ratio: 51% $161M L/D: 25%